UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed to correct the Date of Report stated on the cover page of a Form 8-K filed on May 22, 2009, which should have stated the Date of Report as May 19, 2009, and the item number for the first event below, which should have been stated as Item 5.02.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2009, stockholders of Intel Corporation (“Intel”) approved the amendment and extension of the Intel Corporation 2006 Equity Incentive Plan (as amended, the “Plan”) to: (1) extend the term of the Plan to June 30, 2012, (2) authorize an additional 134 million shares for a total authorization of 428 million shares of Intel common stock for issuance under the Plan, and (3) authorize up to an additional 235,000,000 shares of Intel common stock for use only to the extent required if Intel implements a stock option exchange program as described in its 2009 Proxy Statement.

The Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”) to eligible full-time and part-time employees and non-employee directors. The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) determines which employees will participate in the Plan, as well as the terms of employee grants, and the Board determines the terms of grants to non-employee directors. The Committee has delegated authority to a committee consisting of the CEO to grant awards to non-executive employees within limits and a budget pre-approved by the Committee. An aggregate of 428 million shares have been authorized for issuance as awards over the term of the Plan and up to an additional 235,000,000 shares have been authorized for use only to the extent required if Intel implements a stock option exchange program, subject in each case to adjustment only to reflect stock splits and similar events.

Stock options and stock appreciation rights granted under the Plan may not have a term longer than seven years, except that up to 10 million shares may be used for long-term executive retention stock option grants having a term no longer than 10 years. No more than 253 million shares may be issued as restricted stock or RSU awards under the Plan. Within these 253 million shares of restricted stock or RSUs, up to an aggregate of 300,000 shares may be issued under the Plan as employee recognition stock awards having no minimum vesting period. The Plan limits awards to any employee participant in any single calendar year to no more than 3 million shares subject to stock options or stock appreciation rights and no more than 2 million shares subject to restricted stock or restricted stock unit awards. No more than 30,000 shares may be subject to awards granted to any non-employee director in a single calendar year. Awards under the Plan may be conditioned on continued employment, the passage of time or the satisfaction of performance vesting criteria, which criteria may be based on financial and business performance criteria. Vesting requirements are determined by the Committee, provided, however, that stock options and stock appreciation rights shall not first become exercisable in less than one year and restricted stock or restricted stock units shall not vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case such performance vesting criteria may not be based on a period of less than one year. The company will not without stockholder approval reduce the purchase price exchange or cash out a stock option or SAR when the purchase price of the stock option or SAR is above the market value of the company’s common stock.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the Plan, refer to Proposal 3 (Approval of Amendment and Extension of the 2006 Equity Incentive Plan) on pages 50-58 of Intel’s 2009 Proxy Statement, as filed with the Securities and Exchange Commission on April 3, 2009, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2009, Intel’s Board approved amendments to the company’s Bylaws, effective immediately, to allow for the election by the Board of a non-employee Chairman of the Board, and to make other conforming changes. Therefore, Article III, Directors and Article IV, Officers, among others, have been revised accordingly.

The preceding is qualified in its entirety by reference to the Intel’s Bylaws, which are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit	Description
Number

3.1*	Intel Corporation Bylaws, as amended on May 19, 2009

10.1**	Intel Corporation 2006 Equity Incentive Plan, as Amended and Restated Effective May 20, 2009

* Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2009.

** Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 22, 2009	Cary I. Klafter Corporate Secretary